Exhibit 10.2

AMERICAN SUPERCONDUCTOR CORPORATION

AMENDED AND RESTATED

2007 DIRECTOR STOCK PLAN, AS AMENDED

1.         Purpose.

The purpose of this Amended and Restated 2007 Director Stock Option Plan (the “Plan”) of American Superconductor Corporation (the “Company”) is to encourage stock ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company’s future success and to provide them with a further incentive to remain as directors of the Company. This Plan constitutes an amendment and restatement of the 2007 Director Stock Plan, as last approved by the Company’s Board of Directors (the “Board”) on June 21, 2022, and approved by the Company’s stockholders on August 2, 2022 (the “Existing Plan”). In the event that the Company’s stockholders do not approve the Plan, the Existing Plan will continue in full force and effect on its terms and conditions as in effect immediately prior to the date the Plan is approved by the Board.

2.         Administration.

(a) Administration by Board. The Board shall supervise and administer the Plan. Except for grants permitted under Section 5(b), grants of stock options and stock awards under the Plan and the amount and nature of the options and awards to be granted shall be automatic in accordance with Section 5(a). The Board shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any options and awards granted under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option or award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any option or award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Delegation. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board. All references in the Plan to the “Board” shall mean the Board or a committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such committee.

3.         Participation in the Plan.

Directors of the Company who are not full-time employees of the Company or any subsidiary of the Company (“Outside Directors”) shall be eligible to receive options and stock awards under the Plan, except that Directors of the Company who are representatives of an equity holder of the Company shall not be eligible to receive options or awards under the Plan.

4.         Stock Subject to the Plan.

(a) Shares Issuable. The maximum number of shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which may be issued under the Plan shall be 580,000 shares, subject to adjustment as provided in Section 7.

(b) Reissuance of Shares. If any outstanding option under the Plan for any reason expires or is terminated, surrendered, or cancelled without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c) Non-Statutory Options. All options granted under the Plan shall be non-statutory options and not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

(d) Unissued and Treasury Shares. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.         Director Option and Award Grants; Terms of Director Options.

(a) Automatic Director Equity Grants. The Company shall grant options or awards to Outside Directors under the Plan as follows:

(i) Initial Option Grants to Outside Directors. An option to purchase shares of Common Stock shall be granted automatically to an Outside Director on the date such Outside Director commences service on the Board. The number of shares of Common Stock subject to such option shall be determined by dividing (A) $40,000, by (B) the Black-Scholes value of an option to purchase one share of Common Stock, which Black-Scholes value shall be based on the last reported sale price per share of Common Stock on the business day immediately prior to the date an Outside Director commences service on the Board and the valuation assumptions for the most recent period set forth in the most recent Form 10-Q or 10-K (or any successor forms) of the Company (rounding the resulting number to the nearest whole share of Common Stock).

(ii) Stock Awards to Outside Directors. With respect to each fiscal year of the Company:

(A) With respect to each Outside Director providing services on the third business day following the last day of such fiscal year of the Company, an award of Common Stock shall be granted automatically, on the third business day following the last day of such fiscal year of the Company, to such Outside Director. The number of shares of Common Stock subject to such award shall equal the product of (x) $100,000 divided by the last reported sale price per share of Common Stock on the second business day following the last day of such fiscal year of the Company, and (y) a fraction, the numerator of which is the number of days in such fiscal year in which such Outside Director provided services to the Company and the denominator of which is the number of days in such fiscal year (rounding the resulting product to the nearest whole share of Common Stock).

(B) With respect to each Outside Director who provided services as of the commencement of such fiscal year, but ceased providing services prior to any grant pursuant to Section 5(a)(ii)(A) with respect to such fiscal year, an award of Common Stock shall be granted automatically, on the last business day of service of such Outside Director, to such Outside Director. The number of shares of Common Stock subject to such award shall equal the product of (x) $100,000 divided by the last reported sale price per share of Common Stock on the business day prior to the last business day of service of such Outside Director, and (y) a fraction, the numerator of which is the number of days in such fiscal year in which such Outside Director provided services to the Company and the denominator of which is the number of days in such fiscal year (rounding the resulting product to the nearest whole share of Common Stock).

The shares of Common Stock covered by awards described in this Section 5(a)(ii) shall be fully vested and not subject to any repurchase rights or other contractual restrictions.

(b) Discretionary Equity Awards to Outside Directors. Without limiting Section 5(a), but subject to Section 5(d), the Board is authorized to grant options and awards to Outside Directors, from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(c) Terms of Director Options. Each option granted pursuant to Section 5(a)(i) or 5(b) shall be evidenced by a written agreement in such form as the President, any Vice President or General Counsel shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(i) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall be equal to the fair market value per share of Common Stock on the date of grant, which shall be determined as follows: (i) if the Common Stock is listed on the Nasdaq Global Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be deemed to be the last reported sale price per share of Common Stock thereon on such date (or, if no such price is reported on such date, such price on the nearest preceding date on which such a price is reported); and (ii) if the Common Stock is not listed on the Nasdaq Global Market or another nationally recognized exchange or trading system as of the date on which a determination of fair market value is to be made, the fair market value per share shall be as determined by the Board.

(ii) Transferability of Options. Subject to clause (vi) below, except as the Board may otherwise determine, options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that the Board may permit or provide in an option for the gratuitous transfer of such option by the applicable Outside Director to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Outside Director and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such option under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the applicable Outside Director and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the option.

(iii) Vesting Period.

(A) General. Each option granted pursuant to Section 5(a)(i) shall become exercisable in equal annual installments over a two year period following the date of grant.

(B) Acceleration Upon a Change in Control of the Company. Notwithstanding the foregoing, each outstanding option granted pursuant to Section 5(a)(i) shall immediately become exercisable in full in the event a Change in Control of the Company (as defined in this subsection) occurs. For purposes of the Plan, a “Change in Control of the Company” shall occur or be deemed to have occurred only if (i) any “person”, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years ending during the term of any option agreement issued under the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect any transaction described in clause (i), (iii) or (iv) of this subsection (B)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there occurs the sale or disposition by the Company of all or substantially all of the Company assets.

(iv) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the date of grant or (ii) the date 60 days after the optionee ceases to serve as a director of the Company for any reason, whether by death, resignation, removal or otherwise.

(v) Exercise Procedure. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking, in form and substance satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (iii) delivery of irrevocable instructions, in form and substance satisfactory to the Company, to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(vi) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

(d) Award Limit. Notwithstanding any provision in the Plan to the contrary, no Outside Director shall be granted options or awards under the Plan in any one fiscal year with a grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, in excess of $500,000.

6.         Limitation of Rights.

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the optionee shall be entitled to continue as a director for any period of time.

(b) No Stockholder Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend, and the distribution date (i.e., the date on which the closing market price of the Common Stock on a stock exchange or trading system is adjusted to reflect the split) is subsequent to the record date for such stock dividend, an optionee who exercises an option between the close of business on such record date and the close of business on such distribution date shall be entitled to receive the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on such record date.

(c) Compliance with Securities Laws. Each option and stock award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option or stock award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, and such stock award shall not be granted, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board.

7.         Adjustments for Changes in Capitalization and Reorganization Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, and (ii) the number and class of securities and exercise price per share of each outstanding option and each option issuable under Section 5(a) shall be equitably adjusted by the Company. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(i) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(ii) Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding options on such terms as the Board determines: (i) provide that the options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to an optionee, provide that the optionees’ unexercised options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the optionee within a specified period following the date of such notice, (iii) provide that outstanding options shall become exercisable, in whole or in part, prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the optionees’ options (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of such outstanding options and any applicable tax withholdings, in exchange for the termination of such options, (v) provide that, in connection with a liquidation or dissolution of the Company, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

8.         Amendment, Modification or Termination of Options.

(a) Amendment, Modification or Termination. Subject to Section 8(b), the Board may amend, modify or terminate any outstanding option, including but not limited to, substituting therefor another option of the same or a different type and changing the date of exercise or realization. A Outside Director’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Outside Director’s rights under the Plan or (ii) the change is permitted under Section 7 hereof.

(b) Required Stockholder Approval. Unless such action is approved by the Company’s stockholders: (1) no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments pursuant to Section 7) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new options under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

9.         Termination and Amendment of the Plan.

The Board may suspend, terminate or discontinue the Plan or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company, no amendment may (i) increase the number of shares subject to the Plan (except as provided in Section 7), or (ii) effect any action which requires approval of the stockholders pursuant to the rules or requirements of the Nasdaq Stock Market (“Nasdaq”) or any other exchange on which the Common Stock of the Company is listed. No amendment that would require stockholder approval under Nasdaq rules may be made effective unless and until such amendment shall have been approved by the Company’s stockholders. If Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the Nasdaq rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan, (B) expanding the types of options or stock awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 9 shall apply to, and be binding on the holders of, all options and awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of participants under the Plan.

10.         Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.         Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware (without regard to conflicts of law principles of any jurisdiction).

12.         Stockholder Approval; Effective Date.

The Plan (as amended and restated hereby) shall become effective on the date the Plan (as amended and restated hereby) is approved by the Company’s stockholders. Unless earlier terminated by the Board, the Plan will remain in effect until August 2, 2032, the tenth anniversary of the date the Company’s stockholders approved the Existing Plan, but awards previously granted may extend beyond that date.

First adopted by the Board of Directors on May 15, 2007 and approved by the stockholders on August 3, 2007

Plan, as amended, approved by the Board of Directors on October 30, 2008

Plan, as amended, approved by the Board of Directors on May 12, 2009

Plan, as amended, approved by the Board of Directors on March 31, 2014

Plan, as amended, approved by the Board of Directors on May 8, 2014 and approved by the stockholders on August 1, 2014

Plan, as amended, approved by the Board of Directors on June 14, 2016 and approved by the stockholders on July 29, 2016

Plan, as amended, approved by the Board of Directors on June 13, 2019 and approved by the stockholders on August 1, 2019

Plan, as amended, approved by the Board of Directors on May 20, 2021

Plan, as amended, approved by the Board of Directors on June 21, 2022 and approved by the stockholders on August 2, 2022

Plan, as amended, approved by the Board of Directors on May 23, 2024 and approved by the stockholders on August 2, 2024.

Plan, as amended, approved by the Board of Directors on May 15, 2025